
                                                                Common Stock
                                                          ----------------------------------------------
                                                                                               Weighted
                                                Preferred                        Total less    Average
                                                  Stock     Total     Treasury    Treasury      Shares
                                                          ----------------------------------------------
Shares outstanding at beginning of quarter        4,220   18,074,970  (121,100)  17,953,870  17,953,870
Treasury shares purchased                                                                 0
Exercise of warrants                                                                      0
Exercise of stock options                                                                 0
Preferred stock sold                                                                      0
Preferred converted to common                                                             0
Common stock sold                                                                         0
                                            -----------------------------------------------------------
Shares outstanding at end of quarter              4,220   18,074,970  (121,100)  17,953,870  17,953,870
                                            ===========================================================

Net Loss                                                                                    (10,611,000)

Weighted average shares                                                                      17,953,870

Loss per share                                                                                   ($0.59)
                                                                                             ==========